UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 29, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 30, 2014, UNS Energy issued a press release related to the status of its proposed merger with Fortis Inc. (Fortis) described in Item 8.01. A copy of the press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

As previously reported, on January 10, 2014, UNS Energy and Fortis filed an application with the Arizona Corporation Commission (ACC) requesting that the ACC approve a proposed merger (Merger) in which UNS Energy would become an indirect wholly-owned subsidiary of Fortis.

Also as previously reported, on May 16, 2014, UNS Energy, Fortis, ACC Staff, the Residential Utility Consumer Office and other parties to the Merger proceedings entered into a settlement (Settlement) in which the parties agreed that the Merger is in the public interest and recommended approval of the Merger by the ACC, subject to certain conditions.

On July 29, 2014, the ACC administrative law judge assigned to the Merger proceeding issued a recommended opinion and order (ROO) that recommends the ACC approve the Merger as conditioned by the Settlement.

The ROO is subject to the review and approval of the ACC Commissioners, who could approve, reject or require modifications to the ROO, including the terms of the Settlement. ACC approval of the Merger must be obtained before the Merger can be completed. The completion of the Merger is also subject to customary closing conditions.

The ACC Commissioners are tentatively scheduled to consider the ROO during an open meeting to be held on August 12, 2014 and August 13, 2014. If the Merger is approved by the ACC during this meeting, we expect the Merger to close by the end of August 2014.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	UNS Energy press release, dated July 30, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 30, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: July 30, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer